Exhibit 32

                     CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

                     The undersigned certify that, to their knowledge on the date of this certification:

1.	The annual report of the Company for the fiscal year ended December 31, 2014 as filed with the Securities and Exchange Commission on this date (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Date:	March 30, 2015	By:	/s/ James R. Clarkson
James R. Clarkson
President and Chief Executive Officer
(Principal Executive Officer)

Date:	March 30, 2015	By:	/s/ Edward L. Loehr, Jr.
Edward L. Loehr, Jr.
Chief Financial Officer
(Principal Financial and Accounting Officer)